Exhibit 4.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

ML Global Private Equity Fund, L.P.

Merrill Lynch Ventures L.P. 2001

the Additional Shareholders

and

Tongjitang Chinese Medicines Company

November 8, 2006

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 8, 2006, is by and among Tongjitang Chinese Medicines Company, an exempted limited liability company organized and existing under the laws of the Cayman Islands (the “Company”), ML Global Private Equity Fund, L.P, an exempted limited partnership organized and existing under the laws of the Cayman Islands acting by its general partner MLGPE Ltd. (“MLGPE”), Merrill Lynch Ventures L.P. 2001, a limited partnership organized and existing under the laws of the State of Delaware, United States of America (“MLV,” and together with MLGPE, the “Buyers”) and the shareholders of the Company listed on Exhibit A (the “Additional Shareholders,” and together with the Buyers, the “Holders”).

WHEREAS, the Company and the Buyers have entered into a share purchase agreement dated November 8, 2006 (the “Share Purchase Agreement”), pursuant to which the Buyers agreed to purchase from the Company 9,929,008 newly issued Ordinary Shares (the “Company Shares”), and the Additional Shareholders own the Ordinary Shares specified in Exhibit A (the “Additional Shareholder Shares,” together with the Company Shares, the “Shares”);

WHEREAS, the execution and delivery of this Agreement by the Company is a condition precedent to the obligations of the Buyers under the Share Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not defined herein shall have the meanings set forth in the Share Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Shareholders” shall have the meaning set forth in the recitals hereof.

“Additional Shareholder Shares” shall have the meaning set forth in the recitals hereof.

“Adverse Disclosure” means public disclosure of material non-public information that in the good faith judgment of a majority of the board of directors of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any registration statement filed by the Company so that such registration statement would be not false or misleading in any material respect; (ii) would not be required to be made at such time but for the filing or publication of such registration statement; and (iii) would be reasonably likely to have a material adverse effect on the Company, as certified by the Company’s chief executive officer.

“Affiliate” shall mean, with respect to any party, any Person that, alone or together with any other Person, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such party. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any party shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such party, whether through the ownership of voting securities, by contract, agency or otherwise.

“Agreement” shall have the meaning set forth in the recitals hereof.

“Applicable Law” shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person, its subsidiaries or their respective assets.

“Business Day” shall mean any day excluding (i) Saturday, Sunday and any day which shall be a legal holiday in the City of New York, United States, the Cayman Islands, or Shenzhen, China, or (ii) a day on which commercial banks in the City of New York, United States, the Cayman Islands, or Shenzhen, China are authorized or required by law or other government actions to close.

“Buyers” shall have the meaning set forth in the recitals hereof.

“Centre” shall have the meaning set forth in Section 4.8 herein.

“China” or “PRC” shall mean the People’s Republic of China, excluding, for the purposes of this Agreement only, Taiwan and the special administrative regions of Hong Kong and Macau.

“Commission” shall mean the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.

“Company” shall have the meaning set forth in the recitals hereof.

“Company Shares” shall have the meaning set forth in the recitals hereof.

“Demand Suspension” shall have the meaning set forth in Section 2.1(d) herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any similar U.S. federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Financial Statement Matters” shall have the meaning set forth in Section 2.1(d) herein.

“Free Writing Prospectus” shall mean any free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with any registrations under Article 2 herein.

“Governmental Approval” shall mean any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision thereof, including without limitation, any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, having jurisdiction over the matter or matters in question.

“Holdbacks” shall have the meaning set forth in Section 2.4(c)(i) herein.

“Holders” shall have the meaning set forth in the recitals hereof, and shall include subsequent holders of Registrable Securities in accordance with Section 4.4 herein.

“Initiating Holders” shall mean any Holder or Holders of Registrable Securities holding at least 20% of the Registrable Securities (by number of shares at the time issued and outstanding) and initiating a request pursuant to Section 2.1 herein for the registration of all or part of such Holder’s or Holders’ Registrable Securities.

“Inspector” shall have the meaning set forth in Section 2.3(a)(xi) herein.

“MLGPE” shall have the meaning set forth in the recitals hereof.

“MLV” shall have the meaning set forth in the recitals hereof.

“Ordinary Shares” shall mean the ordinary shares in the capital of the Company, par value U.S.$0.001 per share.

“Person” shall mean any natural person, company, corporation, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, including a government, or any political subdivision, department or agency of any government.

“Prospectus” shall mean the prospectus included in a registration statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and in each case including any document incorporated by reference therein.

“Qualified Independent Underwriter” shall have the meaning ascribed to such term under Rule 2720(b)(15) of the Conduct Rules of the National Association of Securities Dealers, Inc.

“Registrable Securities” shall mean (i) the Shares, (ii) any depositary receipts representing the Shares and (iii) any securities issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act or other applicable non-U.S. securities laws and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or other applicable non-U.S. securities laws or any similar state law then in force, or (d) they shall have ceased to be outstanding.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article 2 herein, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing, messenger and delivery expenses customarily paid by the issuer in connection with registration, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of any one counsel retained by the Holder or Holders of the Registrable Securities being registered and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered if the Company so desires. In addition, the Company shall pay its general overhead expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) as well as the expenses of preparing financial statements or other data normally prepared by the Company in the ordinary course of its business and which the Company would have incurred in any event.

“Regulation S” shall mean Regulation S under the Securities Act, as such regulation may be amended from time to time.

“Requesting Holder” shall have the meaning set forth in Section 2.6 herein.

“Rule 144” shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time.

“Rule 144A” shall mean Rule 144A under the Securities Act, as such rule may be amended from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar U.S. federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time.

“Share Purchase Agreement” shall have the meaning set forth in the recitals hereof.

“Shareholders Agreement” shall mean the shareholders agreement among the Buyers, the Additional Shareholders, certain other Persons and the Company dated November 8, 2006.

“Shares” shall have the meaning set forth in the recitals hereof.

ARTICLE II

REGISTRATION UNDER SECURITIES ACT OR APPLICABLE FOREIGN LAW

2.1 Registration on Request. (a) Request. At any time or from time to time after the Qualified Public Offering (as defined in the Shareholders Agreement), upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act or other applicable non-U.S. securities laws of all or part of such Initiating Holders’ Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered Holders of Registrable Securities, and, provided that the Registrable Securities to be registered by such Initiating Holders and any additional Holders is greater than 20% of the Registrable Securities outstanding, the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration under the Securities Act or other applicable non-U.S. securities laws of:

(i) the Registrable Securities that the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

(ii) all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

(iii) all shares of securities which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.1,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional securities so to be registered.

(b) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission or appropriate non-U.S. Governmental Authorities (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of more than 50% of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any registration under this Section 2.1 that is proposed by the Company to be on Form F-3 (or any successor form under the Securities Act) or any similar short form registration statement under applicable non-U.S. securities laws, the managing underwriters, if any, shall advise the Company in writing that, in their opinion, the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form; provided that in such event the Holders of the Registrable Securities registered pursuant to such registration statement shall bear any incremental Registration Expenses resulting solely from the use of such other form.

(c) Number of Effective Registration Statements. The Holders of Registrable Securities shall be entitled to request four registrations pursuant to this Section 2.1 in which the Company will pay all Registration Expenses, not including registrations on Form F-3 (or any successor form under the Securities Act), any similar short form registration statement under applicable non-U.S. securities laws or registrations pursuant to Section 2.2 herein, which shall have no such limit. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter relating primarily to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or appropriate non-U.S. Governmental Authorities or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

(d) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement pursuant to this Section 2.1 at any time would require the Company to make an Adverse Disclosure or to utilize financial statements that, in the reasonable opinion of the independent public accountants of the Company, do not comply with the requirements of Applicable Law (“Financial Statements Matters”), the Company may, upon giving prompt written notice of such action to the Holders, delay the filing, publication or initial effectiveness of, or suspend use of, such registration statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (A) in the case of an Adverse Disclosure (i) more than once during any 12-month period, or (ii) for a period exceeding 40 days on any one occasion and (B) in the case of Financial Statements Matters (i) if the Company is not using its best efforts to prepare the financial statements for the Company that do comply with Applicable Law, or (ii) if despite such best efforts, the financial statements do not so comply with Applicable Law for a period of more than 60 days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, and amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such number of copies of the amended or supplemented Prospectus as the Holders may reasonably request.

(e) Selection of Underwriters. If the Holders of more than 50% of the Registrable Securities that are included in any offering pursuant to this Section 2.1 so elect, such offering shall be in the form of an underwritten offering. The Holders of more than 50% of the Registrable Securities included in such offering shall, after consulting with the Company, have the right to select managing underwriters for the offering; provided, that such managing underwriters shall be reasonably acceptable to the Company and that the underwriting agreement shall have customary commercial terms.

(f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriters shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the Holder or Holders of Registrable Securities, pro rata among such Holders on the basis of the number of shares of such securities so proposed to be sold and so requested to be included by such Holders and (ii) second, securities the Company proposes to sell and other securities of the Company included in such registration by the Holders thereof.

2.2 Incidental Registration.

(a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act or other applicable non-U.S. securities laws (other than by a registration on Form F-4 or S-8 or any successor or similar forms and other than pursuant to Section 2.1 herein), whether or not for sale for its own account, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2.2. Upon the written request of any such Holder made within 30 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act or other applicable non-U.S. securities laws of all Registrable Securities that the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 (subject to the minimum offering size requirement specified therein), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 (subject to the minimum offering size requirement specified therein), nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

(b) Priority in Incidental Registrations. If a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, the Company will, if requested by any Holder of Registrable Securities and subject to the provisions of this Section 2.2, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. Notwithstanding anything to the contrary, if the managing underwriters of such underwritten offering shall, in writing, inform the Holders of the Registrable Securities requesting such registration and the holders of any of the Company’s other securities which shall have exercised registration rights in respect of such underwritten offering of its belief that the number of securities requested to be included in such registration exceeds the number that can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, (i) first, Registrable Securities requested to be included in such registration by the Holder or Holders of Registrable Securities, pro rata among such Holders requesting such registration on the basis of the number of such securities requested to be included by such holders (but only to the extent that the inclusion of any Registrable Securities in such offering pursuant to this clause (i) does not exceed the lesser of (x) 30% of the maximum offering size figure and (y) the number of secondary shares that can be sold in the offering, each as communicated by the managing underwriters) and (ii) second, securities proposed by the Company to be sold for its own account.

2.3 Registration Procedures. If and whenever (a) the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act or other applicable non-U.S. securities laws as provided in Sections 2.1 and 2.2 herein or (b) there is a Requesting Holder (as defined hereafter) in connection with any other proposed registration by the Company under the Securities Act or other applicable non-U.S. securities laws, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission or appropriate non-U.S. Governmental Authorities (in the case of a registration pursuant to Section 2.1 herein, such filing to be made within 60 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon thereafter as possible) the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or other applicable non-U.S. securities laws or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective, provided however that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.2(a) herein, its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Holders of Registrable Securities that are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the prior review and comment of such counsel;

(ii) prepare and file with the Commission or appropriate non-U.S. Governmental Authorities such amendments and supplements to such registration statement and the Prospectus and all Free Writing Prospectuses, if any, used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or other applicable non-U.S. securities laws with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 2.1 herein, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to Section 2.2 herein, the expiration of 90 days after such registration statement becomes effective;

(iii) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all schedules and exhibits), such number of copies of the Prospectus contained in such registration statement, any Free Writing Prospectus related to such registration statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act or other applicable non-U.S. securities laws;

(iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or “blue sky laws” of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and any Requesting Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to keep such registration or qualification in effect so as to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi) furnish:

(A) to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller, such Requesting Holder and the underwriters, if any, of an opinion or opinions of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion or opinions dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such sellers and underwriters, if any, covering such matters as are customarily covered in opinions of issuer’s counsel; and

(B) to the underwriters, if any, a signed counterpart (with copies to the Holders of the Registrable Securities included in such registration) of a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, as amended, an “agreed upon procedures” letter), dated the effective date of such registration statement and a “bring-down” letter of like kind dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the Prospectus included therein or any Free Writing Prospectus related to such registration statement) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an “agreed upon procedures” letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35, as amended);

(vii) notify the Holders of Registrable Securities and the managing underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(A) when the registration statement, any Prospectus or any Free Writing Prospectus related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the Commission or appropriate non-U.S. Governmental Authorities for amendments or supplements to the registration statement or the Prospectus or any Free Writing Prospectus or for additional information;

(C) of the issuance by the Commission or appropriate non-U.S. Governmental Authorities of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 below cease to be true and correct; or

(E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a Prospectus or a Free Writing Prospectus relating thereto is required to be delivered under the Securities Act or other applicable non-U.S. securities laws, upon the Company’s discovery that, or upon the happening of any event as a result of which, the Prospectus included in or a Free Writing Prospectus related to such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such Prospectus or a Free Writing Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus or Free Writing Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission or appropriate non-U.S. Governmental Authorities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any other applicable non-U.S. securities laws, and will furnish to each such seller and each Requesting Holder at least five Business Days prior to the filing thereof a copy of any such earnings statement and shall not make available to security holders any such earnings statement to which sellers or Requesting Holders of at least a majority of the Registrable Securities covered by such registration statement shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or other applicable non-U.S. securities laws or of the rules or regulations thereunder;

(xi) make available, upon reasonable advance notice and at reasonable times, it being understood that reasonable times may fall outside normal business hours, for inspection by a representative or representatives of the Holders of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling Holders or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

(xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(xiii) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or over-the-counter market on which any of the securities of the same class as the Registrable Securities are then listed; and

(xiv) use its reasonable best efforts to provide a Committee on Uniform Security Identification Procedures (CUSIP) number for the Registrable Securities, or such comparable number in the applicable foreign jurisdictions, not later than the effective date of the registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Company will not file any registration statement pursuant to Section 2.1 herein or amendment thereto or any Prospectus or Free Writing Prospectus (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may file such document in a form required by applicable law or upon the advice of its counsel.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this Section 2.3, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by subdivision (viii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus or the Free Writing Prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this Section 2.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by paragraph (viii) of this Section 2.3.

If any such registration statement refers to any Holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or other applicable non-U.S. securities laws or any similar federal or non-U.S. statute then in force, the deletion of the reference to such Holder.

2.4 Underwritten Offerings.

(a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by Holders of Registrable Securities pursuant to a registration requested under Section 2.1 herein, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 herein. The Holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters stating that each of the registration statement, related prospectus and any issuer free writing prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading shall also be made to and for the benefit of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in such registration statement or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by Applicable Law.

(b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act or other applicable non-U.S. securities laws as contemplated by Section 2.2 herein and such securities are to be distributed by or through one or more underwriters, then the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters stating that each of the registration statement, related prospectus and any issuer free writing prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading shall also be made to and for the benefit of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by Applicable Law.

(c) Holdback Agreements.

(i) Each Holder of Registrable Securities agrees, if so required by the managing underwriters, that it would agree to “Holdbacks” to the extent that (a) such Holdbacks are applied to the Company on terms equal to or less favorable than the terms applicable to the Holders of Registrable Securities and (b) such Holdbacks are limited to 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 herein has become effective. For the purpose of this Agreement, to “Holdback” is to refrain from selling, making any short sale of, loaning, granting any option for the purchase of, effecting any public sale or distribution of or otherwise disposing of any securities of the Company, except as part of such underwritten registration, whether or not such Holder participates in such registration. Notwithstanding the foregoing sentence, each Holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce such Holdbacks.

(ii) The Company agrees, if so required by the managing underwriters, (a) that it would be subject to the same Holdbacks as the Holders of Registrable Securities, except (A) pursuant to registrations on Form F-4 or S-8 or any successor or similar forms thereto, (B) pursuant to registrations for offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement, (C) securities to be issued solely in an acquisition or business combination and (D) for public sales or distributions of securities which are not the same, or similar to, or convertible or exchangeable into, the Registrable Securities being registered, and (b) to use reasonable best efforts to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree to such Holdbacks.

(d) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the Holders of a majority (by number of shares) of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or agreements specifically regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by Applicable Law.

2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act or other applicable non-U.S. securities laws pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, each

Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each Prospectus or Free Writing Prospectus included therein or used or filed with the Commission or appropriate non-U.S. Governmental Authorities, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its pertinent books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.6 Rights of Requesting Holders. The Company will not file any registration statement under the Securities Act or other applicable non-U.S. securities laws (other than by a registration on Form F-4 or Form S-8 or any similar form under applicable non-U.S. securities laws), unless it shall first have given to each Holder of Registrable Securities at the time outstanding (other than any such Person who acquired all such securities held by such Person in a public offering registered under the Securities Act or other applicable non-U.S. securities laws or as the direct or indirect transferee of shares initially issued in such an offering), at least 30 days prior written notice thereof. Any such Person who shall so request within 30 days after such notice (a “Requesting Holder”) shall have the rights of a Requesting Holder provided in Sections 2.1, 2.2, 2.3, 2.5 and 2.7. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise as the holder of any securities of the Company, then such Requesting Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Requesting Holder, to the effect that the holding by such Requesting Holder of such securities does not necessarily make such Requesting Holder a “controlling person” of the Company within the meaning of the Securities Act or applicable non-U.S. securities laws and is not to be construed as a recommendation by such Requesting Holder of the investment quality of the Company’s debt or equity securities covered thereby and that such holding does not imply that such Requesting Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Requesting Holder by name or otherwise is not required by the Securities Act or other applicable non-U.S. securities laws or any rules and regulations promulgated thereunder, the deletion of the reference to such Requesting Holder.

2.7 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act or other applicable non-U.S. securities laws, the Company will, and hereby does agree to, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Section 2.1 or 2.2 herein, the Holder of any Registrable Securities covered by such registration statement, its directors and officers and each other Person, if any, who controls such Holder within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, any Requesting Holder, its directors and officers and each other Person, if any, who controls such Requesting Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, under the Securities Act or other applicable non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or other applicable non-U.S. securities laws, any preliminary Prospectus contained therein, or any Free Writing Prospectus with respect to any securities that are subject to any such registration statement or any “issuer information” filed or requested to be filed pursuant to Rule 433(d) under the Securities Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder, such Requesting Holder and each such director, officer and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such Prospectus, Free Writing Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or Requesting Holder, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such Requesting Holder or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 herein, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any Prospectus contained therein, or any Free Writing Prospectus with respect to any securities that are subject to any such registration statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, Prospectus or Free Writing Prospectus; provided, that the obligation to indemnify shall be individual, and not joint and several, for each seller and shall be limited to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such registration statement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, to the extent that the indemnifying party may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party. The indemnifying party shall not be liable to such indemnified party for any legal or other expenses in connection with the defense of such action incurred subsequent to assumption by the indemnifying party of the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defense available to the indemnified party which are different from or additional to those available to the indemnifying party. In any of such cases, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action (whether or not the indemnified party is an actual or potential party to such action or claim) unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (ii) does not include a statement as to an admission of fault, culpability or a failure to act on behalf of any indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Authority, other than the Securities Act or other applicable non-U.S. securities laws and to the underwriters, including any Qualified Independent Underwriter, if necessary.

(e) Indemnification Payments. The indemnification required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f) Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided for in the preceding subdivisions of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability (including reasonable attorneys’ fees) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall be entitled to contribution as more fully set forth in an underwriting agreement to be executed in connection with such registration, except to the extent that contribution is deemed not to be permitted under Section 11(f) of the Securities Act, or any equivalent provisions of other applicable non-U.S. securities laws. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the Holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subdivision (f), no Holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.8 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

ARTICLE III

THE COMPANY UNDERTAKINGS

3.1 No Inconsistent Agreements.

The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of the Registrable Securities in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

3.2 Rules 144 and 144A.

(a) So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any Holder of Registrable Securities and upon the request of any Person designated by such Holder as a prospective purchaser of any Registrable Securities, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 12 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request.

(b) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information except for such material non-public information as the Company has a valid business purpose for not disclosing publicly) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 3.2.

ARTICLE IV

MISCELLANEOUS

4.1 Term. This Agreement shall terminate on the date as of which (A) all of the Registrable Securities have been sold pursuant to a registration statement or (B) the holders are able to sell their Registrable Securities pursuant to Rule 144(k) of the Securities Act (or any similar provision then in force) without limitation on the amount of securities sold or the manner of sale.

4.2 Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each of the Holders of Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent.

4.3 Notices. Except as otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be delivered in person, by courier, by e-mail (as long as the sender receives no non-delivery notice and the notice is followed by delivery in person, by courier or facsimile transmission), by facsimile transmission (with oral confirmation of receipt) or by certified air mail (postage prepaid, return receipt requested, if available). All such notices shall be sent to the facsimile number, e-mail address or address (as the case may be) specified for the intended recipient in Schedule 4.3, or to such other number or address as such recipient may have last specified by notice to the other parties. All such notices shall be effective upon receipt.

4.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

4.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

4.6 GOVERNING LAW. THIS AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS.

4.7 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure (without posting a bond or other security).

4.8 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement (including any provision of any Schedule or Exhibit thereto) or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other parties hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party with written notice to the other parties.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators of whom each disputing party shall select one within 30 days after giving or receiving the demand for arbitration, respectively. Such arbitrators shall be freely selected and the parties shall not be limited in their selection to any prescribed list. The chairman of the Centre shall select a third arbitrator to serve as presiding arbitrator within 30 days of the selection of the second arbitrator. The third arbitrator shall be qualified to practice New York State law. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the chairman of the Centre upon the written request of any disputing party.

(c) The arbitration proceedings shall be conducted and the award shall be rendered in the English language. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.8, including the provisions concerning the appointment of arbitrators, the provisions of this Section 4.8 shall prevail.

(d) The hearing shall commence no later than 90 days following the appointment of the last of the three arbitrators and the award shall be rendered no later than 30 days following the close of the hearing.

(e) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

(f) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issue raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery relevant and appropriate, and any dispute regarding discovery, relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive.

(g) The parties hereby waive any rights of application or appeal to any court or tribunal of competent jurisdiction (including without limitation the courts of the United States, the Cayman Islands and the PRC) to the fullest extent permitted by law in connection with any question of law arising in the course of the arbitration or with respect to any award made except for actions relating to enforcement of the arbitration agreement or an arbitral award and except for actions seeking interim or other provisional relief in any court of competent jurisdiction.

(h) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(i) The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof.

(j) Subject to the receipt of any applicable governmental approval, any monetary award shall be made and promptly payable in U.S. Dollars free of any tax, deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The arbitral tribunal shall have the authority to award any remedy or relief proposed by each party pursuant to this Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of an injunction.

(k) This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(l) All notices by one party to the other in connection with the arbitration shall be in accordance with the provisions of Section 4.3 herein.

(m) This arbitration agreement set forth in Section 4.8 shall be binding upon the parties, their successors and the permitted assigns in accordance with Section 4.4 herein.

4.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy on the part of a Holder of Registrable Securities upon any breach or default of any party to this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or if in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the part of any Holder of Registrable Securities must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to a Holder of Registrable Securities, shall be cumulative and not alternative.

4.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.11 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

4.12 Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SAMTUNG INVESTMENT LIMITED

By:	/s/ Chen Yongcun
Name:	Chen Yongcun
Title:	Director

S-YANGTSE HOLDINGS LIMITED

By:	/s/ Wang Shaolan
Name:	Wang Shaolan
Title:	Director

PARAWAY INVESTMENT LIMITED

By:	/s/ Xu Qian
Name:	Xu Qian
Title:	Director

LODWAY INVESTMENT LIMITED

By:	/s/ Chen Yan
Name:	Chen Yan
Title:	Director

ML GLOBAL PRIVATE EQUITY FUND,
L.P.; BY MLGPE LTD., ITS GENERAL
PARTNER

By:	/s/ Mandakini Puri
Name:	Mandakini Puri
Title:	Managing Director

MERRILL LYNCH VENTURES L.P.
2001; BY MERRILL LYNCH
VENTURES, LLC, ITS GENERAL
PARTNER

By:	/s/ Mandakini Puri
Name:	Mandakini Puri
Title:	Managing Director

TONGJITANG CHINESE MEDICINES
COMPANY

By:	/s/ Wang Xiaochun
Name:	Wang Xiaochun
Title:	Director

JOYFUL HUB LIMITED

By:	/s/ Wang Meng
Name:	Wang Meng
Title:	Director

RAYWILL HOLDINGS LIMITED

By:	/s/ Chen Jian
Name:	Chen Jian
Title:	Director

SPARK VENTURES GROUP LIMITED

By:	/s/ Zhang Haitao
Name:	Zhang Haitao
Title:	Director

JIA CHENG INVESTMENT LIMITED

By:	/s/ Hon Kwok Lung
Name:	Hon Kwok Lung
Title:	Director

GLHH FUND I, L.P.; BY HILLHOUSE
CAPITAL MANAGEMENT, LTD.,
ITS GENERAL PARTNER

By:	/s/ Lei Zhang
Name:	Lei Zhang
Title:	Managing Director

GLHH FUND II, L.P.; BY HILLHOUSE
CAPITAL MANAGEMENT, LTD., ITS GENERAL PARTNER

By:	/s/ Lei Zhang
Name:	Lei Zhang
Title:	Managing Director

HIMARK GROUP (HOLDINGS)
COMPANY LIMITED

By:	/s/ Eiji Tanaka
Name:	Eiji Tanaka
Title:	Director

EXHIBIT A

ADDITIONAL SHAREHOLDERS

Samtung Investment Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 10,844,000 Ordinary Shares of the Company.

S-Yangtse Holdings Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 8,748,000 Ordinary Shares of the Company.

Paraway Investment Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 5,400,000 Ordinary Shares of the Company.

Lodway Investment Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 796,000 Ordinary Shares of the Company.

Raywill Holdings Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 90,364 Ordinary Shares of the Company.

Spark Ventures Group Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 180,728 Ordinary Shares of the Company.

Joyful Hub Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 542,184 Ordinary Shares of the Company.

Jia Cheng Investment Limited, a limited liability company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 180,728 Ordinary Shares of the Company.

GLHH Fund I, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, controls and beneficially owns 643,861 Ordinary Shares of the Company.

GLHH Fund II, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, controls and beneficially owns 2,575,443 Ordinary Shares of the Company.

Himark Group (Holdings) Company Limited, a company organized and existing under the laws of the British Virgin Islands, controls and beneficially owns 3,400,000 Ordinary Shares of the Company.

Schedule 4.3

Notice

Notice to the MLGPE:

ML Global Private Equity Fund, L.P.

c/o Merrill Lynch & Co., Inc.

4 World Financial Center, 23rd Floor

New York, NY 10080

Attn: Mandakini Puri

Facsimile number: +1-212-449-1119

E-mail Address: Mandy_Puri@ml.com

Notice to MLV:

Merrill Lynch Ventures L.P. 2001

c/o Merrill Lynch & Co., Inc.

4 World Financial Center, 23rd Floor

New York, NY 10080

Attn: Mandakini Puri

Facsimile number: +1-212-449-1119

E-mail Address: Mandy_Puri@ml.com

With a copy to:

Merrill Lynch (Asia Pacific) Limited

17th Floor ICBC Tower

Citibank Plaza

3 Garden Road, Central

Hong Kong

Attn: Chin Chin Teoh

Facsimile number: +852 2161 7022

E-mail Address: Chinchin_Teoh@ml.com

With a copy to:

Merrill Lynch (Asia Pacific) Limited

17th Floor ICBC Tower

Citibank Plaza

3 Garden Road, Central

Hong Kong

Attn: Chin Chin Teoh

Facsimile number: +852 2161 7022

E-mail Address: Chinchin_Teoh@ml.com

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

39th Floor Bank of China Tower

One Garden Road, Central

Hong Kong

Attn: David W. Hirsch

Facsimile number: +852 2160-1060

E-mail Address: dhirsch@cgsh.com

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

39th Floor Bank of China Tower

One Garden Road, Central

Hong Kong

Attn: David W. Hirsch

Facsimile number: +852 2160-1060

E-mail Address: dhirsch@cgsh.com

Notice to the Company:

Justin Chen

Tongjitang Chinese Medicines Company

Rooms 06-07, 5th Floor, Block B,

Baiying Medical Device Park,

Nanhai Dadao South, Nanshan District,

Shenzhen, Guangdong Province, PRC

Facsimile number: +86 755 2667 0096

E-mail Address: jychen@chinahaidian.com

With a copy to: David Zhang Latham & Watkins LLP 41st Floor, One Exchange Square Eight Connaught Place, Hong Kong Facsimile number: 852 2522 7006 E-mail Address: david.zhang@lw.com

Notice to Samtung:

Chen Yongcun

Samtung Investment Limited

Suite 4901, 49/F., Office Tower, Convention

Plaza, 1 Harbour Road, Wanchai, Hong Kong

Facsimile number: +852 2802 9506

E-mail Address: cycchen@ciiltd.com.hk

Notice to Lodway: Chen Yan Lodway Investment Limited Flat 2106, Block R, Kornhill, Quarry Bay, Hong Kong Facsimile number: +852 2865 2583 E-mail Address: jychen@chinahaidian.com

Notice to S-Yangtse:

Wang Shaolan

S-Yangtse Holdings Limited

Suites 2701-2705 & 2715-2716,

27/F., Two International Finance Centre,

8 Finance Street, Central,

Hong Kong

Facsimile number: +852 2865 2583

E-mail Address: wangsl@chinahaidian.com.cn

Notice to Paraway:

Xu Qian

Paraway Investment Limited

7/F., Fu Zhong International Plaza,

126 Xin Hua Road, Guiyang City,

Guizhou Province, PRC

Facsimile number: +86 851 551 6228

E-mail Address: cwxp@163.com

Notice to Raywill Holdings Limited

Chen Jian

Raywill Holdings Limited

Flat F, 17/F., Block H, Fu Cheong Yuen,

No. 16 Chi Fu Fa Yuen,

Hong Kong

Facsimile number: +852 2865 2583

E-mail Address: Not available

Notice to Spark Ventures Group Limited

Zhang Haitao

Spark Ventures Group Limited

Room 3015, 30/F., Convention Plaza

Apartments, Wanchai, Hong Kong

Facsimile number: +852 2865 2583

E-mail Address: Not available

Notice to Joyful Hub Limited Wang Meng Joyful Hub Limited Flat D, 40/F., Tower Two, TheBelcher’s, 89 Pokfulam Road, Hong Kong Facsimile number: +852 2865 2583 E-mail Address: Not available	Notice to Jia Cheng Investment Limited Hon Kwok Lung Jia Cheng Investment Limited Room 21B, No. 8, Tai Hang Road, Hong Kong Facsimile number: +852 2865 2583 E-mail Address: Not available

Notice to GLHH I: GLHH Fund I, L.P. c/o Walkers SPV Limited, P.O. Box 908 GT, Mary Street, George Town, Grand Cayman, Cayman Islands Attn: Lei Zhang E-mail Address: lzhang@gaoling.com	Notice to GLHH II: GLHH Fund II, L.P. c/o Walkers SPV Limited, P.O. Box 908 GT, Mary Street, George Town, Grand Cayman, Cayman Islands Attn: Lei Zhang E-mail Address: lzhang@gaoling.com

With a copy to: Hillhouse Capital Management, Ltd. Suite 1505-6, Albion Plaza, 2-6 Granville Road, Tsimshatsui, Kowloon, Hong Kong Attn: Tracy Ma E-mail Address: cfma@gaoling.com	With a copy to: Hillhouse Capital Management, Ltd. Suite 1505-6, Albion Plaza, 2-6 Granville Road, Tsimshatsui, Kowloon, Hong Kong Attn: Tracy Ma E-mail Address: cfma@gaoling.com

With a copy to:

Haiwen & Partners

Suite 1711, Beijing Silver Tower,

No.2, Dong San Huan North Road,

Chao Yang District, Beijing, 100027,

P.R.C.

Attn: Jiping Zhang

Facsimile number: +86 (10) 6410-6928/29

E-mail Address: Zhangjiping@haiwen-law.com

With a copy to:

Haiwen & Partners

Suite 1711, Beijing Silver Tower,

No.2, Dong San Huan North Road,

Chao Yang District, Beijing, 100027,

P.R.C.

Attn: Jiping Zhang

Facsimile number: +86 (10) 6410-6928/29

E-mail Address: Zhangjiping@haiwen-law.com

Notice to Himark: Himark Group (Holdings) Company Limited Suite A, 36/F Bank of China Tower 1 Garden Road Central Hong Kong Attn: Samuel Kong Facsimile number: +852 2868-6981